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Exhibit 10.6
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Promissory Note with Mallette Family LLC
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PROMISSORY NOTE

$1,000,000.00                                            August         , 2000
Provo, Utah

FOR VALUE RECEIVED, the undersigned promises to pay to Alpine Aviation, Inc., d/b/a Alpine Air, of 3450 W. Mike Jense Pkwy., Provo, Utah 84603, or its order, the sum of One Million and No/100 Dollars ($1,000,000.00) lawful money of the United States of America, payable to Payee at such place as the Payee may direct, together with interest at the rate of six and one-half percent (6-1/2%) per annum from and after date.

     SAID PRINCIPAL AND INTEREST shall be payable in within three (3) years from the date of execution of this Note.

IF DEFAULT shall be made in the payment of any installments due hereunder at the time and in the manner as provided herein and said default shall continue for a period of thirty (30) days after written notice to Makers of such default, then and in that event, at the option of the holders hereof, the entire amount of said Note, both principal and interest, shall at once become immediately due and payable.

THE MAKER hereof and any endorser hereon waives demand, protest and notice of nonpayment.

IN CASE SUIT OR ACTION shall be instituted to collect this Note or any part hereof, the Maker further promises to pay a reasonable attorney's fee to be fixed and determined by the Court in which such action may be brought and taxed as costs in addition to such other costs and charges as may be allowed by law.

AS PART of the consideration for the loan, the Maker has also given the Payee an irrevocable option to purchase the aircraft being purchased with this loan, as more particularly set forth in the Option Agreement executed contemporaneously herewith and made a part of this Note.

THE MAKER hereof is hereby granted the right to pay all or any part of the unpaid principal and interest on this Note at any time after date. Any partial prepayment of principal or interest shall not excuse any regular scheduled payments.

MALLETTE FAMILY, L.L.C.


By
    Managing Member